Exhibit 23.4

CONSENT OF PINCOCK ALLEN & HOLT

The undersigned, Pincock, Allen & Holt, hereby states as follows:

Our firm was engaged by Queenstake Resources Ltd. (the “Company”), to review the Company’s reserve and resource estimates, and to prepare a technical report in conformance with Canadian National Instrument 43-101, which was completed in February 2004 (the “2004 Technical Report”), concerning the Company’s Jerritt Canyon Mine in Nevada, portions of which are summarized under the captions “Item 4. Information on the Company” and “Item 5. Operating and Financial Review and Prospects” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2003 (the “Form 20-F”), which in turn is incorporated by reference in this Registration Statement on Form S-8 (this “Registration Statement”), to be filed with the United States Securities and Exchange Commission.

We hereby consent to the incorporation by reference to this Registration Statement of the summary information concerning the 2004 Technical Report, including the references to our firm included with such information as set forth above in the Form 20-F.

PINCOCK ALLEN & HOLT

By:  __/s/  Raul Borrastero__________

Name:  Raul Borrastero, C.P.G.

Title:

Senior Geologist

Date:  September 16, 2004